UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: January 15, 2016

COMMERCE UNION BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-37391	37-1641316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1736 Carothers Parkway, Suite 100 Brentwood, Tennessee 37027	37172
(Address of Principal Executive Offices)	(Zip Code)

(615) 384-3357

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 15, 2016, Reliant Bank (“Reliant”), the wholly owned subsidiary of Commerce Union Bancshares, Inc. (the “Company”), entered into a Second Amendment to the Operations Lease, by and between Reliant and RBC Center II, GP (as successor-in-interest to RBC Center II, LLC) (“RBC Center II”) (the “Operations Lease Second Amendment”) and a Second Amendment to the Branch Lease by and between Reliant and RBC Center II (the “Branch Lease Second Amendment”). The Operations Lease Second Amendment amends that certain Operations Lease, by and between Legacy Reliant Bank (as defined below) and RBC Center II, dated as of April 1, 2010, as amended by the First Amendment to the Operations Lease, dated June 1, 2011 (the “Operations Lease”). The Branch Lease Second Amendment amends that certain Branch Lease, by and between Legacy Reliant Bank and RBC Center II, dated as of April 1, 2010, as amended by the First Amendment to the Branch Lease, dated June 1, 2011 (the “Branch Lease”). The Operations Lease and the Branch Lease were assumed by Commerce Union Bank effective April 1, 2015, upon consummation of the merger of legacy Reliant Bank (“Legacy Reliant Bank”) with and into Commerce Union Bank, with Commerce Union Bank surviving the merger and later changing its name to “Reliant Bank.”

Under the Operations Lease, Reliant leases approximately 13,100 square feet of space in the RBC Center at 101 Creekstone Boulevard Franklin, Williamson County, Tennessee 37067. Under the Branch Lease, Reliant leases approximately 4,437 square feet of space located on the first floor and approximately 2,719 square feet in the drive-thru teller area also located in the RBC Center at 101 Creekstone Boulevard Franklin, Williamson County, Tennessee 37067. The initial terms of both leases were set to expire on April 1, 2020. The amendments executed on January 15, 2016 extend the term of both the Operations Lease and the Branch Lease to April 1, 2026 and set the annual rent adjustments to one percent per annum, compounded. Within six months of the expiration of the term of both leases, Reliant has the option to extend both leases for an additional 10-year term, with certain annual increases in base rent. As of the last Adjustment Date, as defined in the Operations Lease and the Branch Lease, the sum of the annual rents to be paid under the Branch Lease and the Operations Lease equals approximately $525,111.87.

Certain directors of the Company are limited partners of entities that hold equity interests in RBC Center II. Homayoun Aminmadani and a family member of Farzin Ferdowsi are limited partners of AFF RBC II, LP, which holds a 40% equity interest in RBC Center II. Darrell S. Freeman, Sr. and James R. Kelley are limited partners of KF RBC II, LP, which holds a 17.5% equity interest in RBC Center II.

The foregoing descriptions of the Operations Lease and the Branch Lease do not purport to be complete and is subject to, and qualified in its entirety by, the lease agreements and amendments, which are attached hereto as Exhibit 10.1 to 10.6.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Operations Lease by and between RBC Center II, LLC and Reliant Bank, dated as of April 1, 2010.

10.2	Branch Lease by and between RBC Center II, LLC and Reliant Bank, dated as of April 1, 2010.

10.3	First Amendment to the Operations Lease by and between RBC Center II, LLC and Reliant Bank, dated June 1, 2011.

10.4	First Amendment to the Branch Lease by and between RBC Center II, LLC and Reliant Bank, dated June 1, 2011.

10.5	Second Amendment to the Operations Lease by and between RBC Center II, GP (successor-in-interest to RBC Center II, LLC) and Reliant Bank, dated January 15, 2016.

10.6	Second Amendment to the Branch Lease by and between RBC Center II, GP (successor-in-interest to RBC Center II, LLC) and Reliant Bank, dated January 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE UNION BANCSHARES, INC.

Date: January 22, 2016	/s/ William R. DeBerry
William R. DeBerry
Chief Executive Officer